UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2005

NEOFORMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28715	77-0424252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3061 Zanker Road

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 468-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 18, 2005, VHA Inc. and the University HealthSystem Consortium (“UHC”) filed amendments to their Statements on Schedule Form 13D, originally filed on August 7, 2000 and February 5, 2001, respectively, announcing that on April 13, 2005, the Boards of Directors of VHA and UHC had determined that in the event Neoforma, Inc. proposes a merger or acquisition transaction on terms, and with a third party, acceptable to VHA and UHC, VHA and UHC presently intend to support it and sell their shares of Neoforma common stock in such transaction. Such support, however, would be conditioned upon Novation, LLC renegotiating its outsourcing agreement with VHA, UHC and Neoforma (the “Outsourcing Agreement”) with the buyer in the context of a transaction.

Each of VHA and UHC also stated in its Form 13D its belief (i) that any renegotiation of the Outsourcing Agreement will be based on terms, including service levels and pricing, that are market competitive, consistent with the principles of Section 8.5 of the Outsourcing Agreement, and (ii) that, upon advice of its consultant, Computer Sciences Corporation, a market competitive price of the services provided by Neoforma under the Outsourcing Agreement should be significantly less than what Novation is currently paying to Neoforma. VHA indicated that Novation has not invoked the benchmarking procedure of Section 8.5 of the Outsourcing Agreement at this time and, if such provision were invoked, a new independent party would be retained to conduct the benchmarking process under Section 8.5 of the Outsourcing Agreement. Each of VHA and UHC filed as an exhibit to its Form 13D Section 8.5 of the Outsourcing Agreement and related definitions from the Outsourcing Agreement. Neoforma is filing Section 8.5 of the Outsourcing Agreement and related definitions to this Current Report on Form 8-K as Exhibit 99.1.

On April 18, 2005, Neoforma, Inc., issued a press release updating the status of its plan to evaluate strategic alternatives, and stated that in the context of a sale or merger transaction, VHA and UHC have indicated that, based in part on the findings of their consultant, they believe a market competitive price of the services provided by Neoforma should be significantly less than the current fee. They also have indicated that they intend to renegotiate the Outsourcing Agreement, and that such a renegotiation is a condition of continuing the Outsourcing Agreement after any sale or merger transaction. Neoforma, however, based on the findings of its own consultant, believes its current fee is reasonable and market competitive. Neoforma also stated that as previously disclosed, upon a change in control of Neoforma, Novation’s consent is required to assign the Outsourcing Agreement, as Novation has the right to terminate the agreement upon such a change in control transaction. A copy of this press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Section 8.5 of the Outsourcing Agreement and related definitions

99.2	Press release dated April 18, 2005 updating the status of Neoforma, Inc.’s strategic alternatives process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOFORMA, INC.

Dated: April 18, 2005	By:	/s/ Andrew L. Guggenhime
Andrew L. Guggenhime
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Section 8.5 of the Outsourcing Agreement and related definitions

99.2	Press release dated April 18, 2005 updating the status of Neoforma, Inc.’s strategic alternatives process.